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                                                                    EXHIBIT 4(c)


                       SECOND AMENDING AGREEMENT

            THIS AGREEMENT made as of the 15th day of December, 1997.

BETWEEN:

            THE BANK OF NOVA SCOTIA

            (herein, in its capacity as agent of the Lenders, called the "Agent")

            - and -

            THE BANK OF NOVA SCOTIA, ROYAL BANK OF CANADA, BANK OF MONTREAL, BANQUE NATIONALE DE PARIS (CANADA), THE TORONTO-DOMINION BANK, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, SOCIETE GENERALE (CANADA), UNION BANK OF SWITZERLAND (CANADA), BANK OF AMERICA CANADA, CANADIAN IMPERIAL BANK OF COMMERCE, CITIBANK CANADA, CREDIT SUISSE FIRST BOSTON CANADA, DEUTSCHE BANK CANADA, FUJI BANK CANADA AND FUJI BANK, LIMITED, ATLANTA AGENCY

            (herein, in their capacities as lenders to the Borrower under the Credit Facility, collectively called the "Lenders" and individually called a "Lender")

            - and -

            POTASH CORPORATION OF SASKATCHEWAN INC., a corporation incorporated under the laws of the Province of Saskatchewan

            (herein called the "Borrower").

     WHEREAS the Borrower, the Lenders named therein and the Agent entered into a credit agreement made as of October 4, 1996 as amended by agreement dated November 6, 1997 (the "Credit Agreement") and pursuant to which the Lenders established a certain term credit facility in favour of the Borrower;

     AND WHEREAS the Borrower, the Lenders and the Agent have agreed to effect certain amendments to the Credit Agreement upon the terms set forth herein;






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     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:


                               ARTICLE I
                             DEFINED TERMS

1.1. CAPITALIZED TERMS. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement.


                               ARTICLE II
                               AMENDMENTS

2.1. GENERAL RULE. The Credit Agreement is hereby amended to the extent necessary to give full effect to the provisions of this agreement.

2.2. DEFINITIONS. Section 1.01 of the Credit Agreement is hereby amended as follows:

      (i)   the definition of "LOANS" is deleted and replaced by the following:

            "LOANS" means LIBOR Loans and Base Rate Canada Loans.

      (ii)  the definition of "PRIME RATE" is deleted; and

      (iii) the definition of "PRIME RATE LOAN" is deleted.

2.3. AMOUNT OF OUTSTANDING ACCOMMODATION. Section 1.10 of the Credit Agreement is hereby amended by deleting clause (a) thereof.

2.4. TYPES OF ACCOMMODATIONS. Section 3.01 of the Credit Agreement is hereby deleted and replaced with the following:

      3.01. TYPES OF ACCOMMODATIONS. Subject to the terms and conditions hereof, the Borrower may obtain and maintain Accommodation under the Credit Facility by way of one or more Base Rate Canada Loans and, subject to availability of LIBOR funding in the financial markets, LIBOR Loans.




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2.5.  INABILITY TO FUND U.S. DOLLAR ADVANCES.  Section 3.04 of the Credit
Agreement is hereby deleted.

2.6. DRAWDOWN NOTICE. Section 4.01 of the Credit Agreement is hereby amended by deleting clauses (b) and (c) thereof and replacing them with the following:

      (b) whether such Accommodation is to be made available by way of LIBOR Loan or Base Rate Canada Loan;

      (c) the principal amount of the Loan and, in the case of any LIBOR Loan, the Interest Period with respect thereto;

2.7. CONVERTING LOAN TO OTHER TYPE OF LOAN. Section 6.01 of the Credit Agreement is hereby amended by deleting the phrase "or the Exchange Equivalent of the principal amount, as the case may be" in the eighth and ninth lines thereof.

2.8. INTEREST RATES. Section 7.01 of the Credit Agreement is hereby amended by deleting clause (a) thereof.

2.9. CALCULATION AND PAYMENT OF INTEREST. Section 7.02 of the Credit Agreement is hereby amended by deleting clause (a) thereof and by deleting the phrase "Prime Rate Loans and" in subclause (i) of clause (c) thereof.

2.10. GENERAL INTEREST RULES. Section 7.03 of the Credit Agreement is hereby amended by deleting clause (c) thereof and replacing it with the following:

      (c) If the Borrower fails to pay any principal, interest, fee or other amount of any nature payable by it hereunder on the due date therefor, the Borrower shall pay to the Lenders to whom such amount is due interest on such overdue amount in the same currency as such overdue amount is payable (as well after as before judgment) at the rate per annum, calculated and compounded monthly, which is equal to the Alternate Base Rate Canada plus 1%.

2.11. PAYMENTS FREE AND CLEAR OF TAXES. Section 8.06 of the Credit Agreement is hereby amended by deleting the phrase "any taxing authority in Canada" in the fifth line of clause (a) thereof and replacing it with the phrase "any taxing authority, whether domestic or foreign".

2.12. DEPARTING LENDERS. The Borrower shall be entitled, on or before December 31, 1997, to repay in full all outstanding credit which has been extended to the Borrower by Societe Generale (Canada), Fuji Bank Canada and Fuji Bank, Limited, Atlanta Agency (collectively, the "Departing Lenders"), together with all accrued and unpaid interest and fees with respect thereto, without



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making any similar payments to any of the other Lenders.  Upon such repayments to the Departing Lenders:

      (a) Schedule A to the Credit Agreement shall be amended by changing the Individual Commitments of each of the Departing Lenders with respect to the Credit Facility to nil;

      (b) each of the Departing Lenders shall thereby cease to be a Lender under the Credit Agreement and shall have no further obligations under the Credit Agreement.

If the funds required to make the aforesaid payments to the Departing Lenders are to be obtained by drawdown by the Borrower under the Credit Agreement, such drawdown shall be funded by the Lenders other than the Departing Lenders (collectively, the "Remaining Lenders") and, for the purposes of such drawdown, the Pro Rata Share of each of the Remaining Lenders shall be calculated as if the aforesaid payments to the Departing Lenders had already been made and paragraphs (a) and (b) above had taken effect.

2.13. ASSIGNMENTS TO NON-CANADIANS. No later than December 31, 1997 but following the repayments to the Departing Lenders pursuant to Section 2.12 hereof, the Remaining Lenders shall, pursuant to a request from the Borrower, either change their Lending Installation to a non-Canadian location or transfer and assign all of their right, title and interest in, to and under the Credit Agreement to an affiliate which is not resident in Canada. It is hereby agreed that Section 8.04 of the Credit Agreement shall apply to any such change of Lending Installation or transfer and assignment to the extent that any outstanding LIBOR Loan must be prepaid or cancelled and rebooked. Upon the completion of such changes of Lending Installations and transfers and assignments, the definition of "Lending Installation" in Section 1.01 of the Credit Agreement shall be amended to delete the word "Canada" therefrom.

2.14. DELIVERIES PURSUANT TO CREDIT AGREEMENT. For the purposes of the Credit Agreement, this agreement and any document or instrument referred to herein shall be deemed to be delivered pursuant to the Credit Agreement and to be referred to in the Credit Agreement.


                              ARTICLE III
                     REPRESENTATIONS AND WARRANTIES

3.1. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Agent to enter into this agreement, the Borrower hereby represents and warrants to the Lenders and the Agent that the representations and warranties of the Borrower which are contained in Sections 10.01(e) to (l) of the Credit Agreement, as the same may be amended hereby, are true and correct, and further represents and warrants, as at the date hereof, as follows:




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      (a)  STATUS AND POWER.  The Borrower is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of the Province of Saskatchewan. The Borrower is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required. The Borrower has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties and to carry on its business as now conducted. The Borrower has all requisite corporate capacity, power and authority to enter into and carry out the transactions contemplated by this agreement.

      (b) AUTHORIZATION AND ENFORCEMENT. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by the Borrower of this agreement. The Borrower has duly executed and delivered this agreement. This agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower by the Agent and the Lenders in accordance with its terms, subject to the qualifications of the nature contained in the opinion of the Borrower's counsel delivered pursuant to Section 12.02(d)(vii) of the Credit Agreement.

      (c) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Borrower of this agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the charter or constating documents or by-laws of, or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other party.


                               ARTICLE IV
                             MISCELLANEOUS

4.1. FUTURE REFERENCES. On and after the effective date of this agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and each such related document is hereby amended accordingly. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.




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4.2.  GOVERNING LAW.  This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

4.3. ENUREMENT. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

4.4. CONFLICT. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

4.5. FURTHER ASSURANCES. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

4.6. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.


  IN WITNESS WHEREOF the parties hereto have executed this agreement.

                                        THE BANK OF NOVA SCOTIA,
                                        AS AGENT


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        POTASH CORPORATION
                                        OF SASKATCHEWAN INC.


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------





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                                        THE BANK OF NOVA SCOTIA,
                                        AS LENDER


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        ROYAL BANK OF CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------

                                        BANK OF MONTREAL


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        BANQUE NATIONAL DE PARIS (CANADA)


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------





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                                        THE TORONTO-DOMINION BANK



                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        SOCIETE GENERALE (CANADA)


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        UNION BANK OF SWITZERLAND (CANADA)


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------





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                                        BANK OF AMERICA CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        CANADIAN IMPERIAL BANK
                                        OF COMMERCE


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        CITIBANK CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        CREDIT SUISSE FIRST BOSTON CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------



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                                        DEUTSCHE BANK CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        FUJI BANK CANADA


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


                                        FUJI BANK, LIMITED, ATLANTA AGENCY


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------


     The undersigned, being a guarantor of the indebtedness, liabilities and obligations of the Borrower to the Lenders, hereby consents to the foregoing amendments to the Credit Agreement.

     DATED as of the 15th day of December, 1997.


                                        PCS NITROGEN, INC.


                                        By: /s/
                                           ------------------------


                                        By: /s/
                                           ------------------------